UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

Signet International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51185	16-1732674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 S Mopac Exp Building 1 Suite 300 Austin, TX 78746
(Address of principal executive offices)

Registrant’s telephone number, including area code: 512-430-1553

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2022, Signet International Holdings, Inc. (the “Company”), Estate of Ernest W. Letiziano, Ms. Hope Hillabrand, and Mr. Thomas Donaldson (collectively, the “Controlling Shareholders”) and Golden Ally Lifetech Group Co., Ltd., a Delaware corporation (“Golden Ally”) entered into a Share Purchase and Exchange Agreement (the “SPA”). The transactions contemplated by the SPA were consummated on April 6, 2022 (the “Closing”). Immediately after the Closing, the former stockholders of Golden Ally collectively hold beneficially and of record over 99% of the total issued and outstanding equity securities and voting power of the Company. Prior to the Transactions, the former Golden Ally stockholders did not own any Company shares. For more information, see the SCHEDULE 14C and SCHEDULE 14F-1 filed by the Company on March 16, 2022.

Item 3.02 Unregistered Sales of Equity Securities.

At the Closing, the Company issued 1 billion shares of Series A preferred stock, par value $0.00001 per share, and approximately 8.48 billion shares of common stock, par value $0.0001 per share of the Company (the “Company Shares”) to the former stockholders of Golden Ally, and such Company Shares were issued with a restrictive legend that such shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are subject to transfer restrictions. The issuance of the Company Shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

Item 5.01 Changes in Control of Registrant.

The information regarding the Transactions set forth in “Item 2.01 – Completion of Acquisition or Disposition of Assets” and the information set forth in “Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers” are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effectively upon the Closing, Alysia WolfsKeil, Esq. resigned as the sole director, the Chief Executive Officer and Chief Financial Officer of the Company. On April 6, 2022, the controlling shareholders of the Company appointed a new slate of directors of the Company (the “New Board”) and immediately thereafter, the New Board appointed certain executive officers of the Company (the “New Officers”). Additional information is contained in SCHEDULE 14C and SCHEDULE 14F-1 filed by the Company on March 16, 2022 relating to the members of the New Board and the New Officers.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws

In connection with Closing, the Company filed the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit 3.1 with the Delaware Secretary of State which became effective on April 6, 2021. On April 6, 2022, the Company also adopted the Amended and Restated Bylaws in the form attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Company, amended through April 6, 2022
3.2	Amended and Restated Bylaws of the Company, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signet International Holdings, Inc.
(Registrant)
Date:	April 11, 2022
		By:	/s/ Oliver Keren Ban
		Name:	Oliver Keren Ban
		Title:	Chief Executive Officer

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